EXHIBIT 10(i)

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made as of May 26, 2005 between XENACARE MANAGEMENT, LLC (“XENACARE” or the "Company"), a corporation under the laws of the State of Florida, and CONNIED, INC., a corporation under the laws of the State of Florida (the "Consultant").

WHEREAS, Consultant is experienced in all aspects of Business Consulting, including but not limited to planning, implementation, employment issues, mergers and acquisitions, and finance; and

WHEREAS, the Company and the Consultant wish to establish a business relationship defining Consultant's status with the Company as an independent consultant;

THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

1. Engagement.  Company hereby engages Consultant as an independent consultant on the terms and conditions set forth herein.

1.1

Consultant will consult with the Company at its request in the areas of its expertise at mutually acceptable times and places.

2. Term of Engagement.  Subject to the provisions set forth herein, the term of Consultant's engagement hereunder shall continue for three (3) years. The Company may terminate the Agreement at any time prior to its three-year duration by tendering to Consultant full payment of all consideration due for the remainder of this Agreement (“Termination Payment”) as a condition concurrent with Notice of Termination. The Parties acknowledge that the initial payment to Consultant by Company is due and payable at the execution of this Agreement. Future payments owed to Consultant for raising capital for the Company are due and payable at the execution of any private placement, securities agreement, loan agreement or similar instrument.

3. Default.

3.1

For purposes hereof, the following shall constitute an event of default ("Event of Default"): the failure of the Corporation to pay to Consultant any amount due under this Agreement within ten (10) days after it is due.

3.2

Upon the occurrence of an Event of Default, the total amount to be paid under this Agreement, (the "Default Amount") shall, at the option of Consultant, become immediately due and payable without notice or demand.  In such event, the Consultant may forthwith give written notice to the corporation, whereupon the corporation shall, at its expense, promptly deliver payment to such place as the Consultant may designate.

4. Registration Rights. In the event the Company goes public, the shares issued as compensation shall be registered on the first registration statement filed with the Securities and Exchange Commission on a Form S-8 or any applicable registration statement by which the shares may be registered in an expedient manner, including but not limited to an S-3 or piggyback rights to any pending SB-2.

5. Duties.  Such consultation shall be scheduled to perform said duties at mutually agreed upon times. Such consultation shall not require Consultant to travel outside of Florida unless agreed upon by Consultant.

6. Compensation.  For all services Consultant may render to the Company during the term of this Agreement and in consideration of this agreement to consult with the Company, Consultant shall receive the following compensation:

TWENTY PERCENT (20%) of the issued and outstanding common stock of XENACARE, computed at the end of each month, and may be exercised, in whole or part as directed by the holder(s). The holder(s) has the right to assign and or transfer any portion of their stock at their direction.

           6. Miscellaneous.

6.1 In consideration of the promises contained in this Agreement, Consultant  agrees: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.  The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

6.2 Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, at the address of its principal place of business, and any notice to be given to Consultant shall be addressed to him at his home address last shown on the records of the Company, or such other address as either party may hereafter designate in writing to the other.  Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

6.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts thereof, shall not be affected thereby.

6.4 The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company.

6.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

6.6 In the event that a dispute arises between the Parties, the laws of the State of Florida shall prevail.

7. Other.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

This Agreement may be executed by fax.  Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

XENACARE, LLC.

7700 Congress Ave.

Suite 3208

Boca Raton, Florida 33487

By: /s/ Frank Rizzo

Managing Partner

CONNIED, INC.

By: /s/ Gary Spaniak

President

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